UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549




                           FORM 8-K

                        CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
                                                November 11, 2005
                                                -----------------

                       A.P. PHARMA, INC.
    ------------------------------------------------------
    (Exact name of Registrant as specified in its charter)


          DELAWARE                 1-16109          94-2875566
----------------------------    ----------    -----------------
(State or other jurisdiction    (Commission       (IRS Employer
      of incorporation)         File Number)  Identification No.)


       123 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA  94063
     --------------------------------------------------------
     (Address of principal executive offices)       (Zip code)

      Registrant's telephone number, including area code:
                       (650) 366-2626
                       --------------

                             N/A
    -------------------------------------------------------------
    (Former Name or Former Address, if Changed Since Last Report)




               INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued
Listing Rule or Standard; Transfer of Listing

REDWOOD CITY, Calif. (November 16, 2005) - A.P. Pharma, Inc. (NASDAQ NM: APPA), a specialty pharmaceutical company, today reported that on November 11, 2005, the Company was advised by the NASDAQ Listing Qualifications Department that NASDAQ is reviewing the Company's eligibility for continued listing on the NASDAQ National Market as the Company does not comply with the NASDAQ's minimum $10 million stockholders' equity requirement set forth in Marketplace Rule 4450(a)(3). To facilitate the review, the Company has been asked to provide on or before November 28, 2005 a specific plan and timeframe to achieve and sustain compliance with all NASDAQ National Market listing requirements.

The Company is currently evaluating a variety of financing alternatives, some of which could resolve the listing deficiency, and is planning to prepare the plan requested by NASDAQ. If the plan is not accepted by the NASDAQ or if the financing alternative selected by the Company does not resolve the listing deficiency, the Company is in compliance with the current listing standards of the NASDAQ Capital Market.



                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  A.P. PHARMA, INC.


Date: November 16, 2005              By: /S/ Michael O'Connell
     ------------------                 ----------------------
                                        Michael P. J. O'Connell,
                                        President and Chief
                                        Executive Officer



                        EXHIBIT INDEX

99.1   Press release dated November 16, 2005.

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